Exhibit 99.1

               R.H. Donnelley Reports Third Quarter 2004 Results;
              Performance in Sprint Markets Continues to Improve;
                          Lowers Year End Debt Target

     CARY, N.C.--(BUSINESS WIRE)--October 27, 2004--

         Completes Acquisition of SBC Directory Business in Illinois and
                                Northwest Indiana

     R.H. Donnelley Corporation (NYSE: RHD), a leading yellow pages publisher and directional media company, today reported third quarter 2004 income available to common shareholders of $13.0 million, or $0.31 per diluted share. On September 1, RHD completed the acquisition of SBC Communications Inc.'s (NYSE: SBC) directory business in Illinois and Northwest Indiana for $1.41 billion in cash after working capital adjustments and settlement of a $30 million liquidation preference related to the DonTech partnership. See the attached schedules for a reconciliation of non-GAAP measures presented in this release to the most comparable GAAP measures. For additional detail regarding the SBC transaction, please refer to the press release issued July 28, 2004, which can be accessed by visiting RHD's website at www.rhd.com under "Investor Relations".
     Excluding the effect of purchase accounting adjustments related to the SBC transaction and other items described within the attached Schedules, RHD's adjusted pro forma third quarter 2004 net income available to common shareholders was $51.8 million or $1.22 per diluted share. Adjusted pro forma EBITDA for the quarter was $159.8 million.
     David C. Swanson, Chairman and Chief Executive Officer, said, "We continued to transform and grow RHD during the third quarter of 2004. While we were busy completing the acquisition of SBC's directory business in Illinois and Northwest Indiana, we again delivered solid results consistent with our plan. Publication sales growth in our Sprint markets, at 3.2 percent, was the best we've had since we acquired the business in January 2003, driven by a strong Las Vegas market and the cumulative effect of our business process implementation. This also represents our seventh consecutive quarter of improved year-over-year publication sales growth."
     Swanson continued, "With the visibility we currently have into the fourth quarter, we expect to deliver full year 2004 publication sales growth of approximately 2.5 percent in our Sprint markets and a decline of approximately
2.5 percent in our SBC markets. We look forward to implementing our proven business processes in Illinois and Northwest Indiana to improve performance in this attractive advertising market."

     Third Quarter - Reported GAAP Results

     Third quarter net revenue was $144.4 million compared to $89.3 million in the prior year. Operating expenses including depreciation and amortization were $90.0 million compared to $71.1 million in the prior year. Partnership income was $19.3 million for the quarter versus $32.6 million in the prior year. Operating income in the quarter was $73.7 million versus $50.8 million in the prior year. Net interest expense in the quarter was $43.2 million compared to $45.5 million in the third quarter of 2003, as a result of lower interest rates, partially offset by additional borrowing related to the SBC transaction. Net income available to common shareholders for the quarter was $13.0 million or $0.31 per diluted share compared to a loss of $1.2 million or $0.04 per diluted share in the third quarter of 2003. For the nine months ended September 30, 2004, operating income was $252.6 million versus $39.4 million in the prior year and net income available to common shareholders was $63.4 million or $1.51 per diluted share as compared to a loss of $109.4 million or $3.58 per diluted share in the prior year.
     For the periods ending August 31, 2004 and September 30, 2003, the Company's investment in DonTech was accounted for under the equity method. As such, the Company did not consolidate DonTech's revenue and expenses in its consolidated results, rather it reported the Company's share of DonTech's net income and revenue participation income from SBC Communications Inc., both based on DonTech's calendar sales, collectively as partnership income. On September 1, 2004, RHD acquired SBC's directory business in Illinois and Northwest Indiana, including SBC's interest in the DonTech partnership. As a result, the Company did not generate partnership income after August 31.

     Comparative Financial Results

     As a result of the SBC and Sprint transactions and the related financing and associated accounting, 2004 and 2003 results reported in accordance with GAAP are not comparable, nor do they reflect the Company's underlying operational or financial performance. Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance and to facilitate comparison of adjusted pro forma 2004 performance with adjusted pro forma 2003 results. Adjusted pro forma results discussed in this press release and the attached schedules reflect the combination of RHD with the SBC directory business in Illinois and Northwest Indiana as if the transaction had been consummated at the beginning of the periods presented and certain other adjustments. While management believes that the adjusted pro forma results reasonably resemble operational performance as if the SBC transaction had been consummated at the beginning of each period presented, because of differences between RHD and predecessor accounting policies, management does not believe these pro forma results are strictly comparable.
     The primary adjustments related to the SBC transaction in 2004 and 2003 were recognition of pre-acquisition deferred revenue and deferred expenses that are not reportable under GAAP due to purchase accounting requirements, but that absent purchase accounting would have been recognized during the periods presented. Similar adjustments related to the Sprint transaction were made in 2004 and 2003. Adjusted pro forma earnings per share in both periods assumes conversion of the preferred stock at the beginning of each period presented. The attached Schedules include a reconciliation of all non-GAAP financial measures to the most comparable GAAP measures and a further description of the related adjustments.
     The Company's Current Report on Form 8-K furnished to the SEC on October 27, 2004 provides additional details regarding the adjustments and non-GAAP financial measures related to the SBC transaction.

     Third Quarter Results - Including Adjustments and Non-GAAP Measures

     Publication sales for RHD's Sprint-branded directories during the third quarter of 2004 were $153.4 million, up 3.2 percent from adjusted publication sales of $148.6 million in the prior year. Publication sales in RHD's SBC-branded directories during the third quarter of 2004 were $72.0 million, down 0.8 percent from publication sales of $72.5 million in the prior year. Publication sales represent the total billable value of advertising in directories that were published in the period.
     Adjusted pro forma net revenue in the quarter was $259.8 million, up 0.7 percent from adjusted pro forma net revenue of $258.0 million in the third quarter of 2003. Adjusted pro forma operating expenses excluding depreciation and amortization were $100.0 million compared to $100.5 million for the same period in 2003. Adjusted pro forma operating income for the third quarter of 2004 was $138.1 million, up from adjusted pro forma operating income for the third quarter of 2003 of $134.0 million, primarily as a result of higher revenues in the Company's Sprint markets, as well as a decrease in depreciation and amortization expense. Adjusted pro forma EBITDA for the quarter was $159.8 million, compared to adjusted pro forma EBITDA of $157.5 million in the prior year. Adjusted pro forma net income before preferred dividends for the third quarter of 2004 was $51.8 million, compared to adjusted pro forma net income before preferred dividends of $47.4 million for the third quarter of 2003.
     Adjusted pro forma net revenue for the nine months ended September 30, 2004 was $774.8 million compared to $772.7 million for the same period in 2003. For the nine months ended September 30, 2004, adjusted pro forma operating income was $406.3 million compared to $395.2 million for the same period in 2003. Adjusted pro forma EBITDA for the nine months ended September 30, 2004 was $471.4 million, compared to adjusted pro forma EBITDA of $465.2 million in the prior year. Adjusted pro forma EBITDA and operating income for the first nine months of 2004 include costs of approximately $8 million associated with the corporate headquarters relocation. Adjusted pro forma net income before preferred dividends for the first nine months of 2004 was $150.8 million compared to adjusted pro forma net income before preferred dividends of $133.6 million for the same period in 2003.

     Cash Flow and Debt

     The Company generated cash flow from operations of $170.2 million in the quarter, which included a federal income tax refund of $58.9 million. The net federal income tax refund was higher than the Company's original estimate of $40 million due to the immediate tax benefits resulting from the SBC transaction. Free cash flow (cash flow from operations less capital expenditures and software investment) for the quarter was $164.2 million. Cash flow used in the quarter for capital expenditures and software investment totaled $6.0 million. Excluding the federal income tax refund of $58.9 million received during the quarter, free cash flow was $105.3 million. During the third quarter, the Company repaid approximately $82.2 million of debt.
     In connection with the completion of the SBC transaction on September 1, 2004, the Company paid cash consideration of approximately $1,425 million, including fees and expenses. Sources of funds consisted of approximately $1,332 million of incremental debt and approximately $93 million of cash on hand. As of September 30, 2004, net debt outstanding totaled $3,189.9 million.

     Outlook

     The Company expects to deliver full year 2004 publication sales growth of approximately 2.5 percent in its Sprint markets and a decline of approximately
2.5 percent in its SBC markets. This will translate to full year 2004 adjusted pro forma net revenue of $1,033 million, up slightly from full year 2003 and in line with the guidance provided on July 28 following the announcement of the SBC transaction. The items mentioned above and the following replace the Company's previous guidance. The Company expects to deliver adjusted pro forma full year 2004 EBITDA of approximately $610 million, as compared to the $586 million guidance provided on July 28. The differences consist of true ups for bad debt and claims expense totaling approximately $12 million related to the SBC markets and approximately $12 million of other items, consisting primarily of operating expenses not allocated to the carved out entity acquired from SBC. Projected full year 2004 adjusted pro forma EBITDA excluding these non-recurring items is still in line with our previous guidance. The Company's revised estimate for debt outstanding at the end of 2004 is $3,150 million, down from the $3,236 million previously provided, primarily as a result of the federal income tax refund received in the third quarter and the timing of expected cash receipts. See Schedule 9, "Reconciliation to Non-GAAP Measures" for additional detail regarding the Company's outlook for 2004.

     Third Quarter Conference Call

     R.H. Donnelley's third quarter conference call will be held on October 28, 2004 at 10:00 a.m. EST and can be accessed by dialing 888-387-9606 (domestic) or 484-630-7198. The passcode for the call is "RHD". Please dial in to the call by 9:50 a.m. The call will also be available through a Webcast, which can be accessed by visiting our Web site at www.rhd.com, clicking on "Investor Information" and following the instructions provided. Those unable to participate at the scheduled time may access a recording by dialing 888-335-7290 (domestic) or 402-998-1265 (international). The recording will be available through November 11, 2004. There is no passcode for the replay.

     About R.H. Donnelley

     RHD publishes 389 directories, with total distribution of approximately 28 million serving approximately 260,000 local and national advertisers in 19 states. RHD publishes 260 directories under the Sprint Yellow Pages(R) brand in 18 states with total distribution of approximately 18 million serving approximately 160,000 local and national advertisers, with major markets including Las Vegas, Nevada, and Orlando and Ft. Myers, Florida. In addition, RHD publishes 129 directories under the SBC(R) Yellow Pages brand in Illinois and Northwest Indiana with total distribution of approximately 10 million serving approximately 100,000 local and national advertisers. RHD also offers online city guides and search websites in its major Sprint markets under the Best Red Yellow Pages(R) brand at www.bestredyp.com and in the Chicago area at www.chicagolandyp.com. RHD also sells local advertising in Illinois and Northwest Indiana onto SBC's www.SMARTpages.com. For more information, please visit R.H. Donnelley at www.rhd.com.

     Safe Harbor Provision

     Certain statements contained in this press release regarding R.H. Donnelley's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "should," "will," "planned," "estimated," "potential," "goal," "outlook," and similar expressions, as they relate to R.H. Donnelley or its management, have been used to identify such forward-looking statements. Without limiting the generality of the foregoing, the statements under the caption "Outlook" are forward-looking statements. Regardless of any identifying phrases, these statements and all other forward-looking statements reflect only R.H. Donnelley's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to R.H. Donnelley. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause R.H. Donnelley's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies are described in detail in Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as well as the Company's other periodic filings with the Securities and Exchange Commission, and in summary and without limitation include the following: (1) our ability to meet our substantial debt service obligations; (2) restrictive covenants under the terms our debt and convertible preferred stock agreements; (3) usage of print yellow pages directories and changes in technology; (4) competition in the yellow pages industry and other competitive media; (5) our ability to successfully integrate the business recently acquired from SBC; (6) reliance on and extension of credit to small- and medium-sized businesses; (7) dependence on third party providers of printing, distribution and delivery services and the sale of advertising to national accounts; (8) general economic conditions and consumer sentiment in our markets; and (9) fluctuations in the price and availability of paper.

     (See attached tables)


R.H. DONNELLEY CORPORATION                                Schedule 1
----------------------------
Schedule 1: Index of Schedules

Schedule 2: Unaudited Consolidated Statements of Income For the
            three and nine months ended September 30, 2004 and 2003

Schedule 3: Unaudited Adjusted Pro Forma Consolidated Statements
            of Income for the three months ended September 30, 2004
            and 2003

Schedule 4: Unaudited Adjusted Pro Forma Consolidated Statements
            of Income for the nine months ended September 30, 2004
            and 2003

Schedule 5: Unaudited Consolidated Balance Sheets at September 30,
            2004, June 30, 2004 and December 31, 2003

Schedule 6: Unaudited Consolidated Statements of Cash Flows For
            the three and nine months ended September 30, 2004

Schedule 7: Reconciliation of Reported to Adjusted Pro Forma
            Unaudited Consolidated Statements of Income For the three months ended September 30, 2004 and 2003

Schedule 8: Reconciliation of Reported to Adjusted Pro Forma
            Unaudited Consolidated Statements of Income For the nine months ended September 30, 2004 and 2003

Schedule 9: Reconciliation of Non-GAAP Measures

Schedule 10: Notes to Unaudited Consolidated Statements of Income
             and Non-GAAP Measures

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.


R.H. DONNELLEY CORPORATION                              Schedule 2
CONSOLIDATED STATEMENTS OF INCOME
------------------------------------
(unaudited)


Amounts in millions, except earnings per share
--------------------------------------------------------------------

                           Three months ended    Nine months ended
                               September 30,        September 30,
                          -------------------------------------------
                               2004      2003       2004      2003
                            Reported  Reported   Reported  Reported
--------------------------------------------------------------------

Net revenue (1)              $144.4     $89.3     $432.9    $140.4
Expenses                       73.0      54.5      212.0     143.5
Depreciation and
 amortization                  17.0      16.6       46.3      49.1
Partnership income             19.3      32.6       78.0      91.6
                          ------------------------------------------
Operating income               73.7      50.8      252.6      39.4
Interest expense, net         (43.2)    (45.5)    (121.0)   (137.5)
Other income, net                 -         -          -       1.5
                          ------------------------------------------
Pre-tax income (loss)          30.5       5.3      131.6     (96.6)
Tax (provision) benefit       (12.0)     (1.4)     (52.0)     40.4
                          ------------------------------------------
Net income (loss)              18.5       3.9       79.6     (56.2)
Preferred dividend              5.5       5.1       16.2      53.2
                          ------------------------------------------
Income (loss) available to
 common                       $13.0     $(1.2)     $63.4   $(109.4)
                          ==========================================

Earnings per share (EPS):(5)
   Basic                      $0.32    $(0.04)     $1.57    $(3.58)
   Diluted                    $0.31    $(0.04)     $1.51    $(3.58)

Shares used in computing EPS:
   Basic                       31.3      30.9       31.2      30.6
   Diluted                     32.7      30.9       32.5      30.6

--------------------------------------------------------------------
See accompanying Notes to Unaudited Consolidated Statements of
Income and Non-GAAP Measures - Schedule 10.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.




R.H. DONNELLEY CORPORATION                              Schedule 3
CONSOLIDATED STATEMENTS OF INCOME
-------------------------------------------
(unaudited)


Amounts in millions, except earnings per share
----------------------------------------------------------------------

                                    Three months ended September 30,
                             -----------------------------------------

                                               2003
                                  2004        Adjusted
                                Adjusted     Pro Forma    Variance
                              Pro Forma (2)   (2)(3)    $         %
----------------------------------------------------------------------
Net revenue (1)                     $259.8     $258.0   $1.8      0.7%

Expenses                             100.0      100.5    0.5      0.5%

Depreciation and amortization         21.7       23.5    1.8      7.7%

                             -----------------------------------------
Operating income                     138.1      134.0    4.1      3.1%

Interest expense, net                (52.3)     (59.1)   6.8     11.5%

                             -----------------------------------------
Pre-tax income                        85.8       74.9   10.9     14.6%

Tax provision                        (34.0)     (27.5)  (6.5)  (23.6%)

                             -----------------------------------------
Net income                            51.8       47.4    4.4      9.3%

Preferred dividend (4)                   -          -      -      0.0%

                             -----------------------------------------
Income available to common           $51.8      $47.4    4.4      9.3%

                             =========================================

Earnings per share (EPS): (6)
   Basic                             $1.27      $1.19  $0.08      6.7%
   Diluted                           $1.22      $1.16  $0.06      5.2%

Shares used in computing EPS:(6)
   Basic                              40.9       39.7
   Diluted                            42.3       40.8

----------------------------------------------------------------------
See accompanying Notes to Unaudited Consolidated Statements of
Income and Non-GAAP Measures - Schedule 10.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.


See Schedule 7 for a reconciliation of reported to adjusted pro forma amounts.



R.H. DONNELLEY CORPORATION                           Schedule 4
CONSOLIDATED STATEMENTS OF INCOME
-------------------------------------------
(unaudited)

Amounts in millions, except earnings per share
---------------------------------------------------------------------

                                  Nine months ended    September 30,
                              ---------------------------------------


                                                2003
                                   2004       Adjusted
                                 Adjusted     Pro Forma    Variance
                                Pro Forma (2)  (2)(3)    $         %
---------------------------------------------------------------------
Net revenue (1)                     $774.8     $772.7   $2.1     0.3%

Expenses                             303.4      307.5    4.1     1.3%

Depreciation and amortization         65.1       70.0    4.9     7.0%

                              ---------------------------------------
Operating income                     406.3      395.2   11.1     2.8%

Interest expense, net               (157.4)    (176.0)  18.6    10.6%

Other income                             -        1.3   (1.3)(100.0%)

                              ---------------------------------------
Pre-tax income                       248.9      220.5   28.4    12.9%

Tax provision                        (98.1)     (86.9) (11.2) (12.9%)

                              ---------------------------------------
Net income                           150.8      133.6   17.2    12.9%

Preferred dividend (4)                   -          -      -     0.0%

                              ---------------------------------------
Income available to common          $150.8     $133.6   17.2    12.9%

                              =======================================

Earnings per share (EPS): (6)
   Basic                             $3.70      $4.37 $(0.67)  (15.3%)
   Diluted                           $3.58      $3.33  $0.25     7.5%

Shares used in computing EPS:(6)
   Basic                              40.8       30.6
   Diluted                            42.1       40.1

---------------------------------------------------------------------
See accompanying Notes to Unaudited Consolidated Statements of
Income and Non-GAAP Measures - Schedule 10.

See Schedule 8 for a reconciliation of reported to adjusted pro forma amounts.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.



R.H. DONNELLEY CORPORATION                           Schedule 5
CONSOLIDATED BALANCE SHEETS
------------------------------------
(unaudited)

Amounts in millions
------------------------------------ --------- --------- ---------

                                     Sept. 30,  June 30,   Dec. 31,
                                       2004      2004      2003
                                     Reported  Reported  Reported
------------------------------------ --------- --------- ---------

Assets
 Cash and cash equivalents               $2.9     $10.6      $7.7
 Accounts receivable, net               409.1     223.5     211.0
 Deferred directory costs               115.4      35.2      33.0 (18)
 Prepaid expenses and other              29.5      82.2      32.9 (18)

                                     --------- --------- ---------
Total current assets                    556.9     351.5     284.6

 Partnership investment                     -     174.2     175.7
 Fixed assets and computer software,
  net                                    34.9      28.0      20.6
 Intangible assets, net               2,923.1   1,840.3   1,865.2
 Other non-current assets               104.9      91.0      95.6
 Goodwill                               301.8      97.0      97.0

                                     --------- --------- ---------
Total Assets                         $3,921.6  $2,582.0  $2,538.7
                                     ========= ========= =========


Liabilities, Redeemable Convertible Preferred
 Stock and
Shareholders' Equity (Deficit)
 Accounts payable and accrued
  liabilities                          $100.0     $50.0     $33.5
 Deferred directory revenue             240.0     227.8     216.5
 Current portion of long-term debt      126.2      28.9      49.6

                                     --------- --------- ---------
Total current liabilities               466.2     306.7     299.6

 Long-term debt                       3,066.6   1,913.8   2,042.5
 Deferred income taxes, net             130.3     121.9      33.6
 Other non-current liabilities           28.3      27.0      21.0

                                     --------- --------- ---------
Total liabilities                     3,691.4   2,369.4   2,396.7

Redeemable convertible preferred
 stock                                  211.5     207.0     198.2

Shareholders' Equity (deficit)           18.7       5.6     (56.2)

                                     --------- --------- ---------
Total Liabilities, Redeemable Convertible
 Preferred
Stock and Shareholders' Equity
 (Deficit)                           $3,921.6  $2,582.0  $2,538.7
                                     ========= ========= =========

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.


R.H. DONNELLEY CORPORATION                              Schedule 6
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------
For the three months and nine months ended September 30, 2004
(unaudited)

Amounts in millions
------------------------------------------- ------------  ------------

                                              Reported      Reported
                                             Three months  Nine months
                                               ended          ended
Operating activities:                         Sept. 30,      Sept. 30
                                                2004           2004
                                            --------------------------
Net income                                        $18.5         $79.6
Depreciation and amortization                      17.0          46.3
Deferred income tax                                12.0          52.0
Cash (less than) in excess of partnership
 income                                            (0.1)          1.5
Changes in working capital                        127.9         122.9
Other                                              (5.1)         15.4
                                            ------------  ------------
Net cash provided by operating activities         170.2         317.7

Investment activities:
Additions to fixed assets and computer
 software                                          (6.0)        (14.9)
Acquisition of SBC Directories                 (1,418.1)     (1,418.1)
                                            ------------  ------------
Net cash used in investing activities          (1,424.1)     (1,433.0)

Financing activities:
(Decrease) increase in checks not yet
 presented for payment                             (5.8)          3.6
Proceeds from issuance of debt                  1,332.3       1,332.3
Repayment of debt                                 (82.2)       (231.6)
Proceeds from option exercises                      1.9           6.2

                                            ------------  ------------
Net cash used in financing activities           1,246.2       1,110.5

Decrease in cash and cash equivalents              (7.7)         (4.8)

Cash and cash equivalents, beginning of
 period                                            10.6           7.7

                                            ------------  ------------
Cash and cash equivalents, end of period           $2.9          $2.9
                                            ============  ============

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.


R.H. DONNELLEY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME                         Schedule 7
------------------------------
Reconciliation of Reported to Adjusted Pro
 Forma Amounts

(unaudited)

Amounts in millions, except earnings per share
------------------- --------------------------------------------------
                      Three Months Ended September 30,  2004
                    -------------------------------------------------
                                 Sprint          SBC         Adjusted
                     Reported Adjustments (3)Adjustments (2)Pro Forma
------------------- -------------------------------------------------
Net revenue (1)       $144.4                     $115.4  (7)  $259.8

Expenses                73.0        (0.1)(12)      27.1  (7)   100.0

Depreciation and
 amortization           17.0                        4.7  (8)    21.7

                    -------------------------------------------------
Total expenses          90.0        (0.1)          31.8        121.7

Partnership income      19.3           -          (19.3) (9)     0.0
                    -------------------------------------------------
Operating income        73.7         0.1           64.3        138.1

Interest expense,
 net                   (43.2)                      (9.1)(10)   (52.3)

                    -------------------------------------------------
Pre-tax income          30.5         0.1           55.2         85.8

Tax provision          (12.0)          - (11)     (22.0)(11)   (34.0)

                    -------------------------------------------------
Net income              18.5         0.1           33.2         51.8

Preferred dividend       5.5        (5.5)(4)                       -

                    -------------------------------------------------
Income (loss)
 available to common   $13.0        $5.6          $33.2        $51.8

                    ==================================================

Earnings per share
(EPS): (4), (5), (6)
   Basic               $0.32                                   $1.27
   Diluted             $0.31                                   $1.22

Shares used in computing EPS:
 (4), (5), (6)
   Basic                31.3                                    40.9
   Diluted              32.7                                    42.3

------------------- --------------------------------------------------
See accompanying Notes to Unaudited Consolidated Statements of
Income and Non-GAAP Measures - Schedule 10.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.


                                                          Schedule 7
R.H. DONNELLEY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
-------------------
Reconciliation of Reported to
 Adjusted Pro Forma Amounts

(unaudited)

Amounts in millions, except earnings per share
------------------- --------------------------------------------------
                      Three Months Ended September 30, 2003
                    --------------------------------------------------
                                 Sprint           SBC         Adjusted
                     Reported Adjustments     Adjustments       Pro
                                          (3)             (2)   Forma
------------------- --------------------------------------------------
Net revenue (1)        $89.3       $53.2 (12)     $115.5  (7)  $258.0

Expenses                54.5        12.7 (12)       33.3  (7)   100.5

Depreciation and
 amortization           16.6           -             6.9  (8)    23.5

                    --------------------------------------------------
Total expenses          71.1        12.7            40.2        124.0

Partnership income      32.6           -           (32.6) (9)       -
                    --------------------------------------------------
Operating income        50.8        40.5            42.7        134.0

Interest expense,
 net                   (45.5)          -           (13.6)(10)   (59.1)

                    --------------------------------------------------
Pre-tax income           5.3        40.5            29.1         74.9

Tax provision           (1.4)      (15.4)(11)      (10.7)(11)   (27.5)

                    --------------------------------------------------
Net income               3.9        25.1            18.4         47.4

Preferred dividend       5.1        (5.1)(4)                        -

                    --------------------------------------------------
Income (loss)
 available to
 common                $(1.2)      $30.2           $18.4        $47.4

                    ==================================================

Earnings per share
 (EPS): (4), (5), (6)
   Basic              $(0.04)                                   $1.19
   Diluted            $(0.04)                                   $1.16

Shares used in
 computing EPS: (4), (5), (6)
   Basic                30.9                                     39.7
   Diluted              30.9                                     40.8

------------------- --------------------------------------------------
See accompanying Notes to Unaudited Consolidated Statements of
Income and Non- GAAP Measures - Schedule 10.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.


R.H. DONNELLEY CORPORATION                               Schedule 8
CONSOLIDATED STATEMENTS OF INCOME
-----------------------------
Reconciliation of Reported to Adjusted Pro
 Forma Amounts

(unaudited)

Amounts in millions, except earnings per share
------------------ --------------------------------------------------
                          Nine Months Ended September 30, 2004
                   --------------------------------------------------
                                                              Adjusted
                                  Sprint           SBC          Pro
                    Reported   Adjustments(3)  Adjustments(2)  Forma
------------------ --------------------------------------------------

Net revenue  (1)     $432.9        $1.4 (12)     $340.5  (7)  $774.8

Expenses              212.0        (3.6)(12)       95.0  (7)   303.4

Depreciation and
 amortization          46.3                        18.8  (8)    65.1

                    -------------------------------------------------
Total expenses        258.3        (3.6)          113.8        368.5

Partnership income     78.0                       (78.0) (9)     0.0

                   --------------------------------------------------
Operating income      252.6         5.0           148.7        406.3

Interest expense,
 net                 (121.0)                      (36.4)(10)  (157.4)

Other income              -                           -            -

                   --------------------------------------------------
Pre-tax income
 (loss)               131.6         5.0           112.3        248.9

Tax (provision)
 benefit              (52.0)       (2.0)          (44.1)(11)   (98.1)

                   --------------------------------------------------
Net income (loss)      79.6         3.0            68.2        150.8

Preferred dividend     16.2       (16.2)(4)                        -

                   --------------------------------------------------
Income (loss)
 available to common  $63.4       $19.2           $68.2       $150.8

                   ==================================================

Earnings per share
 (EPS): (4), (5), (6)
   Basic              $1.57                                    $3.70
   Diluted            $1.51                                    $3.58

Shares used in computing EPS:
 (4), (5), (6)
   Basic               31.2                                     40.8
   Diluted             32.5                                     42.1

------------------ --------------------------------------------------
See accompanying Notes to Consolidated Statements of Income and Non-
 GAAP Measures - Schedule 10.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.


R.H. DONNELLEY CORPORATION                              Schedule 8
CONSOLIDATED STATEMENTS OF INCOME
--------------------
Reconciliation of Reported to
 Adjusted Pro Forma Amounts

(unaudited)

Amounts in millions, except earnings per share
----------------------------------------------------------------------
                          Nine Months Ended September 30, 2003
                  ----------------------------------------------------
                                                              Adjusted
                                  Sprint           SBC           Pro
                     Reported  Adjustments(3)   Adjustments(2)  Forma
----------------------------------------------------------------------

Net revenue  (1)      $140.4      $289.2 (12)     $343.1  (7)  $772.7

Expenses               143.5        58.7 (12)      105.3  (7)   307.5

Depreciation and
 amortization           49.1           -            20.9  (8)    70.0

                     -------------------------------------------------
Total expenses         192.6        58.7           126.2        377.5

Partnership income      91.6           -           (91.6) (9)       -

                  ----------------------------------------------------
Operating income        39.4       230.5           125.3        395.2

Interest expense,
 net                  (137.5)        2.4 (13)      (40.9)(10)  (176.0)

Other income             1.5        (1.5)(14)        1.3 (17)     1.3

                  ----------------------------------------------------
Pre-tax income
 (loss)                (96.6)      231.4            85.7        220.5

Tax (provision)
 benefit                40.4       (91.5)(11)      (35.8)(11)   (86.9)

                  ----------------------------------------------------
Net income (loss)      (56.2)      139.9            49.9        133.6

Preferred dividend      53.2       (53.2)(4)                        -

                  ----------------------------------------------------
Income (loss)
 available to common $(109.4)     $193.1           $49.9       $133.6

                  ====================================================

Earnings per share
 (EPS): (4), (5), (6)
   Basic              $(3.58)                                   $4.37
   Diluted            $(3.58)                                   $3.33

Shares used in
 computing EPS: (4), (5), (6)

   Basic                30.6                                     30.6
   Diluted              30.6                                     40.1

----------------------------------------------------------------------
See accompanying Notes to Consolidated Statements of Income and
Non-GAAP Measures - Schedule 10.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.


R.H. DONNELLEY CORPORATION                              Schedule 9
RECONCILIATION TO NON-GAAP MEASURES
----------------------------------------
(unaudited)


Amounts in millions, except per share amounts
------------------------------------------------------ ---------------
                                         Three Months   Nine Months
                                             ended          ended
                                         September 30,  September 30,
                                        ------------------------------
                                          2004   2003    2004    2003
------------------------------------------------------ ---------------
Reconciliation of publication sales for
Sprint-branded and SBC-branded directories to net revenue and adjusted pro forma net revenue

Publication sales - Sprint-branded
 directories                            $153.4 $148.6  $442.5  $431.0
Adjustments for changes in directory
 publication date(s) (15)                        11.7             7.3
                                               -------        --------
Publication sales disclosed in third
 quarter 2003 earnings release                  160.3           438.3
Publication sales - SBC-branded
 directories (2)                          72.0   72.5   277.4   283.7
Less publication sales for all
 January 2003 Sprint-branded directories
 that were not recognized as revenue
 due to purchase accounting                        --          (102.4)
Less publication sales for all
 September 2004 SBC-branded directories
 not recognized as revenue in current
 period due to purchase accounting        (0.1)          (0.1)
Less pre-acquisition publication sales
 for SBC-branded directories not
 recognized as revenue in current
 period                                  (71.9) (72.5) (277.3) (283.7)
Less current period publication sales
 for Sprint-branded directories not
 recognized as revenue in current
 period due to the deferral method of
 accounting                             (112.7)(121.8) (228.0) (271.1)
Plus net revenue reported in the period
 for publication sales from prior periods,
 excluding publication sales for all
 January 2003 Sprint-branded
 directories                             100.5   45.5   204.4    55.9
                                        -------------- ---------------
Net directory advertising revenue on
 above publication sales                 141.2   84.0   418.9   120.7

Pre-press publishing revenue               2.8    4.6    11.8    17.6
Other revenue                              0.4    0.7     2.2     2.1

                                        -------------- ---------------
Net revenue - GAAP                       144.4   89.3   432.9   140.4

Plus net revenue that would have been
 reported absent purchase accounting for
 Sprint-branded publication sales
 made prior to acquisition plus
 all January 2003 Sprint-branded
 directories                                     53.2     1.4   289.2

Plus: Pro forma net revenue that would have
 been reported assuming the SBC
 transaction had occurred on
 January 1, 2003                         115.4  115.5   340.5   343.1

                                        -------------- ---------------
Net revenue - Adjusted pro forma        $259.8 $258.0  $774.8  $772.7
                                        ============== ===============

------------------------------------------------------ ---------------
See accompanying Notes to Consolidated Statements of Income and
Non-GAAP Measures - Schedule 10.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.


R.H. DONNELLEY CORPORATION                              Schedule 9
RECONCILIATION TO NON-GAAP MEASURES
 (cont'd)
--------------------------------------
(unaudited)

Amounts in millions, except per share amounts
----------------------------------------------------- ----------------
                                       Three Months      Nine Months
                                       ended Sept. 30,  ended Sept 30,
                                      --------------------------------
                                        2004    2003    2004     2003
----------------------------------------------------- ----------------
Reconciliation of net income (loss) -
 GAAP to EBITDA and
    adjusted pro forma EBITDA

Net income (loss) - GAAP               $18.5    $3.9   $79.6   $(56.2)
Plus tax provision (benefit)            12.0     1.4    52.0    (40.4)
Plus interest expense, net              43.2    45.5   121.0    137.5
Plus depreciation and amortization      17.0    16.6    46.3     49.1
                                      ------- ------- ------- --------
EBITDA                                  90.7    67.4   298.9     90.0

Plus revenue from Sprint-branded
 directories that published prior
 to the acquisition plus all January
 2003 Sprint-branded directories
 that would have been recognized
 during the period absent purchase
 accounting adjustments required
 under GAAP                                -    53.2     1.4    289.2
Less expenses from Sprint-branded
 directories that published prior to the
 acquisition and less expenses for all
 January 2003 published directories that
 would have been recognized during the
 period absent purchase accounting
 adjustments required under GAAP           -   (12.7)    3.6    (60.2)

Plus revenue from SBC-branded directories
 that published prior to the
 acquisition plus all September 2004 SBC-
 branded directories that would have
 been recognized during the period
 absent purchase accounting
 adjustments required under GAAP
 transaction had occurred on
 January 1, 2003                       115.4   115.5   340.5    343.1
Less pro forma expenses from
 SBC-branded directories would
 have been reported assuming the
 SBC transaction had occurred on
 January 1, 2003                       (26.9)  (33.3)  (95.0)  (105.3)
Less partnership income that would not
 have been recognized during the
 period assuming the SBC transaction
 occurred on January 1, 2003           (19.3)  (32.6)  (78.0)   (91.6)


                                      --------------- ----------------
Adjusted pro forma EBITDA (16)        $159.8  $157.5  $471.4   $465.2
                                      =============== ================
----------------------------------------------------- ----------------
See accompanying Notes to Consolidated Statements of Income and Non-GAAP Measures - Schedule 10.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.


R.H. DONNELLEY CORPORATION                          Schedule  9
RECONCILIATION TO NON-GAAP MEASURES (con't)
----------------------------------------------
(unaudited)


Amounts in millions, except per share amounts
----------------------------------------------------- ---------------
                                        Three months    Nine months
                                           ended            ended
                                        September 30,   September 30,
                                       -------------------------------
                                         2004   2003    2004    2003
----------------------------------------------------- ---------------

Reconciliation of cash flow from operations to Free Cash Flow

Cash flow from operations - GAAP       $170.2  $94.6  $317.7  $226.1
Less: additions to fixed assets and
 computer software                       (6.0)  (2.4)  (14.9)   (7.9)

                                       -------------- ---------------
Free cash flow                         $164.2  $92.2  $302.8  $218.2
                                       ============== ===============

----------------------------------------------------- ---------------


----------------------------------------------------- ---------------
                                        Three Months    Nine Months
                                            ended          ended
                                        September 30,  September 30,
                                       -------------------------------
                                         2004   2003    2004    2003
----------------------------------------------------- ---------------
Reconciliation of diluted shares outstanding -
 GAAP to diluted shares outstanding - adjusted pro forma

Diluted shares outstanding - GAAP        32.7   30.9    32.5    30.6
Additional diluted shares outstanding
 assuming the preferred stock
 is converted to common stock at the
 beginning of the period plus common
 stock equivalents                        9.6    9.9     9.6     9.5
                                       -------------- ---------------
Diluted shares outstanding - adjusted
 proforma                                42.3   40.8    42.1    40.1
                                       ============== ===============

----------------------------------------------------- ---------------


----------------------------------------------------- ---------------
                                        Three Months     Nine Months
                                            ended          ended
                                        September 30,   September  30,
                                       -------------------------------
                                         2004   2003    2004    2003
----------------------------------------------------- ---------------
Reconciliation of diluted earnings per share -
 GAAP to diluted earnings per share - adjusted pro forma

Diluted earnings per share - GAAP       $0.31 $(0.04)  $1.51  $(3.58)
Anti-dilutive effect of converting
 preferred stock to common
 stock at the beginning of the
 period, including impact of Sprint
 transaction                             0.13   0.75    0.45    5.66
Pro forma impact of SBC transaction,
 including adjustments to eliminate
 purchase accounting                     0.78   0.45    1.62    1.25
                                       -------------- ---------------
Diluted earnings per share - adjusted
 proforma                               $1.22  $1.16   $3.58   $3.33
                                       ============== ===============

----------------------------------------------------- ---------------
See accompanying Notes to Consolidated Statements of Income and
Non- GAAP Measures - Schedule 10.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.



R.H. DONNELLEY CORPORATION                           Schedule 9
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
-----------------------------------------------------
(unaudited)


Amounts in millions
---------------------------------------------------------------------
                                                     Full Year 2004
                                                         Outlook
---------------------------------------------------------------------
Reconciliation of publication sales outlook to net revenue outlook and adjusted pro forma net revenue outlook

Publication sales outlook
Publication sales -Sprint-branded directories                $567.0
Publication sales -Sprint-branded directories
 -percentage gain over 2003                                     2.5%
Publication sales -SBC-branded directories                    462.0
Publication sales -Sprint-branded directories
 -percentage gain over 2003                                   (2.5%)
Less current period publication sales for Sprint-branded
directories not recognized as revenue in current period      (215.3)
Less current period pre-acquisition publication sales for
 SBC-branded directories not recognized as revenue in
 current period                                              (437.0)
Plus net revenue reported in the period for publication
 sales from prior periods, excluding publication
 sales for all January 2003 Sprint-branded directories        204.3
                                                     ---------------
Net directory advertising revenue on above
 publication sales                                           $581.0
Pre-press publishing revenue                                   13.0
Other revenue                                                   9.7

                                                     ---------------
Net revenue -GAAP outlook                                    $603.7

Plus net revenue that would have been reported absent purchase accounting for Sprint-branded publication sales made
 prior to acquisition plus all January
 2003 Sprint-branded directories                                1.4
Plus pro forma net revenue that would have been reported
 assuming the SBC transaction had occurred on
 January 1, 2003                                              427.9
                                                     ---------------
Net revenue - Adjusted pro forma                           $1,033.0
                                                     ===============

Reconciliation of net income outlook to EBITDA outlook and adjusted pro forma EBITDA outlook

Net income -GAAP outlook                                      $75.8
Plus expected tax provision                                    49.5
Plus expected interest expense, net                           176.1
Plus expected depreciation and amortization                    67.8
                                                     ---------------
EBITDA outlook                                               $369.2

Plus net revenue that would have been reported absent purchase accounting for Sprint-branded publication sales made prior
 to acquisition plus all January 2003 Sprint-branded
 directories                                                    1.4
Plus pro forma net revenue that would have been reported assuming
 the SBC transaction had occurred on January 1, 2003          427.9
Plus expenses from directories that published prior to the
 Sprint acquisition that would not have been recognized
 during the period absent purchase accounting
 adjustments required under GAAP                                3.6
Less pro forma expenses that would have been reported
 assuming the SBC transaction had occurred on
 January 1, 2003                                             (114.1)
Less partnership income that would not have been recognized
 during the period assuming the transaction occurred on
 January 1, 2003                                              (78.0)

                                                     ---------------
Adjusted pro forma EBITDA outlook                            $610.0
                                                     ===============
Note: These schedules are preliminary and subject to change
      pending the Company's filing of its Form 10-Q.
---------------------------------------------------------------------
See accompanying Notes to Consolidated Statements of Income and
Non- GAAP Measures - Schedule 10.


R.H. DONNELLEY CORPORATION                            Schedule 10
NOTES TO UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
----------------------------------------------------------------------
 AND NON-GAAP MEASURES
----------------------------------------------------------------------
(1)Publishing revenue is recognized using the deferral and amortization method of accounting. Under this method, when a directory is published, the publication sales value is deferred and amortized into the income statement ratably over the life of the directory, which is typically 12 months.

(2) As a result of the SBC transaction and the related financing and associated accounting, 2004 and 2003 results reported in accordance with GAAP are not comparable, nor do they reflect the Company's underlying operational or financial performance. Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance and to facilitate comparison of adjusted pro forma 2004 performance with adjusted pro forma 2003 results. Adjusted pro forma results reflect the combination of RHD with the SBC directory business in Illinois and Northwest Indiana as if the transaction had been consummated at the beginning of the periods presented and certain other adjustments. While management believes that the adjusted pro forma results reasonably resemble operational performances as if the SBC transaction had been consummated at the beginning of each period presented, because of differences results are strictly comparable. The pro forma results assume that the appropriate pro rata portion of the revenues and direct costs of directories acquired from SBC that published prior to the acquisition plus, in the case of 2004 adjusted pro forma results, all September 2004 directories were recognized during the period pursuant to the deferral and amortization method. As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in reported GAAP results. For the periods prior to the actual acquisition date of September 1, 2004, pro forma interest expense is based on the incremental debt actually incurred at the time of the acquisition and the interest rate in effect at the time of the acquisition with no assumption for additional debt repayments. See Schedules 7 and 8 for details of all of all adjustments to the reported GAAP results.



(3)As a result of the Sprint transaction and the related financing and associated accounting, 2004 and 2003 results reported in accordance with GAAP are not comparable, nor do they reflect the Company's underlying operational or financial performance. Accordingly, management is presenting certain non-GAAP financial measures in addition to results reported in accordance with GAAP in order to better communicate underlying operational and financial performance and to facilitate comparison of adjusted pro forma 2004 performance with adjusted pro forma 2003 results. Adjusted results reflect the elimination of purchase accounting and certain other adjustments. While management believes that the adjusted pro forma results reasonably resemble operational performances as if the Sprint transaction had been consummated on January 1, 2003, because of differences between RHD and predecessor accounting policies, management does not believe these pro forma results are strictly comparable. The 2004 and 2003 adjusted pro forma results assume that the appropriate pro rata portion of the revenue and direct costs of directories acquired from Sprint that published prior to the acquisition plus all January 2003 Sprint directories were recognized during the period pursuant to the deferral and amortization method. As a result of purchase accounting, these pre-acquisition revenues and expenses are not included in reported GAAP results. See Schedules 7 and 8 for details of all adjustments to the reported GAAP results. Additionally, the cost step-up reported under GAAP to eliminate profit on sales contracts completed before the acquisition date for directories not yet published at the acquisition date has also been removed.

(4)Adjusted pro forma results for 2003 and 2004 exclude the entire preferred dividend because the adjusted pro forma results assume the preferred shares were completely converted to common shares at the beginning of the period and therefore no dividends would have been payable.

(5)On a reported basis, basic EPS are calculated under the "two-class" method that requires earnings available to common shareholders, after deducting preferred stock dividends, to be allocated between the common and preferred shareholders based on the respective rights to receive dividends. Basic EPS are then calculated by dividing income allocable to common shareholders by the weighted average number of shares outstanding. Diluted EPS are calculated by dividing income allocable to common shareholders by the weighted average common shares outstanding plus potentially dilutive common stock equivalents.

(6) On an adjusted pro forma basis, basic and diluted EPS are calculated as net income (loss) divided by the weighted average basic and diluted shares outstanding for the period assuming the preferred stock was converted to common stock at the beginning of the period.

(7) Includes (a) the revenue and costs for directories acquired from SBC that published prior to the acquisition plus, in the case of 2004 adjusted pro forma results, all September 2004 directories that would have been recognized during the period had it not been for purchase accounting adjustments required under GAAP, (b) DonTech's selling and operational expenses, and (c) certain differences between historical and current accounting policies of RHD and the acquired entities.

(8)Represents the additional depreciation and amortization expense related to the tangible and identifiable intangible assets acquired from SBC over their estimated useful lives.

(9)Represents the elimination of equity accounting used to account for RHD's 50% ownership interest in DonTech prior to the SBC transaction.

(10) Represents the additional interest expense from the incremental borrowings used to finance the acquisition of the Illinois and northwest Indiana directory business from SBC, including SBC's interest in DonTech. For the periods prior to the actual acquisition date of September 1, 2004, pro forma interest expense is based on the incremental debt actually incurred at the time of the acquisition and the interest rate in effect at the time of the acquisition with no assumption for additional debt repayments.

(11)Represents the tax effect of adjustments.

(12)Includes the revenue and direct costs for directories acquired from Sprint in 2003 that published prior to the acquisition plus all January 2003 directories that would have been recognized during the period had it not been for purchase accounting adjustments required under GAAP, and the effect of certain differences between Sprint and RHD historical and current accounting policies. Additionally, the cost step-up reported under GAAP to eliminate profit on sales contracts completed before the acquisition date for directories not yet published at the acquisition date has also been removed.

(13)Represents the write-off of deferred financing costs on pre-acquisition debt that was refinanced at the closing of the Sprint acquisition. This write-off is considered non-operational and is excluded from the adjusted pro forma results.

(14)Represents the gain on hedging activity recognized in the first quarter of 2003. This gain is considered non-operational and is excluded from the adjusted pro forma results.

(15) Publication sales represent the billable value of advertising sales in directories that published during the period. If events occur during the current period that affect the comparability of sales to the prior year period, such as changes in directory publication dates, then prior year sales are adjusted to conform to the current period presentation and to maintain comparability.

(16)EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted pro forma EBITDA represents adjusted pro forma earnings before interest, taxes, depreciation and amortization. EBITDA and Adjusted pro forma EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income or net income prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies.

(17)Represents other income earned by DonTech.

(18)Reflects reclassification of $4.9 million from deferred directory costs to prepaid expenses at December 31, 2003 for deferred sales commissions paid prior to the respective directory publication.


     CONTACT: R.H. Donnelley Corporation
              James M. Gruskin, 800-497-6329